UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2005

SMART ONLINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Meridian Parkway, 2nd Floor Durham, North Carolina (Address of principal executive offices)	27713 (Zip Code)

Registrant’s telephone number, including area code: (919) 765-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) Not applicable.

(b) On November 7, 2005 BDO Seidman, LLP, our independent registered public accounting firm, advised Smart Online it should amend its Form 10-Q for the quarter ended June 30, 2005, when in consultation with BDO Smart Online concluded there was an error in Smart Online’s June 30, 2005 financial statements contained in Smart Online’s Form 10-Q for the second quarter of 2005. Smart Online informed its audit committee of this on November 7, 2005. The audit committee discussed the matter with BDO on November 7, 2005. Before filing the amendment to its second quarter Form 10-Q, Smart Online included in its Form 10-Q for the third quarter filed with the SEC on November 14, 2005 disclosure of the nature of the error and the intention to amend the second quarter form 10-Q. The disclosure language is set forth below.

“Amendment to Form 10-Q for Quarter Ended June 30, 2005

Smart Online has determined that it incorrectly applied certain provisions of Emerging Issuer Task Force (EITF) 00-19, Accounting For Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.  Specifically, Smart Online incorrectly recorded $506,000 of general and administrative expense during the second quarter of 2005 related to a mark to market adjustment of certain warrants.  Since these warrants were part of permanent equity, Smart Online should not have applied the mark to market provisions of EITF 00-19.  Accordingly, the net loss for the quarter ended June 30, 2005 has been reduced by $506,000 and Smart Online will be filing an amended Form 10-Q for the quarter ended June 30, 2005 to reflect the reduction in net loss.”

(c) BDO has reviewed the disclosures contained in this Form 8-K report. BDO has furnished Smart Online with a letter addressed to the Securities and Exchange Commission, a copy of which is attached as Exhibit 16.1, indicating that it agrees with the above disclosure.

Item 9.01. Financial Statements and Exhibits.

9.01(c) Index to Exhibits

Exhibit No.	Item

16.1	Letter from BDO Seidman, LLP, registered public accountants, to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2005	SMART ONLINE, INC. By: /s/ Michael Nouri Michael Nouri, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Item

16.1	Letter from BDO Seidman, LLP, certified public accountants, to the Securities and Exchange Commission.

3